Exhibit 10.38

RELEASE OF CLAIMS

This RELEASE OF CLAIMS ("Release") is made by and between Christopher J. Wilson (“Employee”) and Cincinnati Bell Inc. d/b/a altafiber ("the Company").

WHEREAS, the Company and Employee entered into an Employment Agreement effective December 1, 2017, as amended (the “Employment Agreement”); and

WHEREAS, the Company desires to exercise its right to terminate the Employment Agreement pursuant to Section 13.D thereof;

WHEREAS, in Section 13.F of the Employment Agreement Employee agreed to execute and refrain from revoking this Release in consideration of and as a condition precedent to receipt of payments and benefits provided under applicable provisions of Section 13.D of the Employment Agreement; and

WHEREAS, on March 8, 2023 the Board of Directors approved a resolution relating to payments and benefits to be provided to Employee upon termination of employment pursuant to Section 13.D of the Employment Agreement (the Board Resolution);

NOW, THEREFORE, in accordance with Section 13.F of the Employment Agreement and the Senior Management Compensation Arrangements segment of the Board Resolution Employee agrees as follows:

1.
Employee (a) separates from employment with the Company effective March 31, 2023 (“Separation-Effective Date”); (b) will not file any administrative charge or lawsuit relating to employment with the Company or separation from employment (provided however that this

Exhibit 10.38

provision is not intended to apply to an employee’s right to file or assist with a charge of employment discrimination with the Equal Employment Opportunity Commission, a charge of unfair labor practice with the National Labor Relations Board or otherwise engage in protected concerted activity or a whistleblower complaint with the Securities and Exchange Commission or where waiver of the right to file such an administrative charge or complaint otherwise is unenforceable or contrary to law or public policy); (c) fully and completely releases the Company and all of its current and former directors, trustees, officers, employees, agents, all of its related, successor or surviving corporate entities, benefit plans, attorneys, insurers and reinsurers ("Releasees") from any and all claims, including claims of sex, sexual orientation, gender identity, race, national origin, ancestry, age, disability, handicap, religion, marital status, protected veteran or military status discrimination, harassment or retaliation under the Ohio Civil Rights Act, Chapter 4112 of the Ohio Revised Code ("O.R.C."), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§2000e et seq., KRS 344.010 et. seq. the Employee Retirement Income Security Act (ERISA), 29 U.S.C. §§1001 et seq., the Rehabilitation Act of 1973, 29 U.S.C. §§701 et seq., the Reconstruction Era Civil Rights Acts, as amended, 42 U.S.C. §§1981 et seq., the Americans with Disabilities Act (ADA), as amended, 42 U.S.C. §§12101 et seq., the Family and Medical Leave Act, as amended, 29 U.S.C. §§2601 et seq., the Age Discrimination in Employment Act (ADEA) 29 U.S.C. §§ 621 et seq. (including without limitation the Older Workers’ Benefit Protection Act), the Uniformed Services Employment and Reemployment Rights Act, (USERRA) 38 U.S.C. 4301 et seq., and any similar or related state or local statute, regulation or ordinance, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2100 et seq. and any similar or related state or local regulation or ordinance, the Employee Polygraph Protection Act (EPPA), 29 U.S.C. §§ 2001, et seq., the Fair Credit Reporting Act

Exhibit 10.38

(FCRA), 15 U.S.C. §§1681, et seq., the Ohio Workers Compensation Anti-Retaliation Act, § 4123.90, retaliation under Kentucky Revised Statutes Chapter 342, the Ohio Military Leave Law, Kentucky Military Affairs Law KRS §38.238 and any other federal, state, city, or local statute or ordinance. Employee’s release also includes, but is not limited to, claims for compensatory, punitive, liquidated or equitable damages and all common law torts, breach of contract, promissory estoppel, claims for vacation pay, bonus, wrongful termination, claims involving violations of public policy, constructive discharge, or any other claims, which have been, could be or could have been asserted by Employee or on Employee’s behalf in any forum arising out of or connected with employment with the Company, the termination of that employment, or any other event or circumstance occurring or existing prior to the Agreement Date, and from all liability whatsoever, whether now known or unknown; and (d) waives any right to damages or payment of attorneys' fees which may have been incurred in connection with the above-described charges, lawsuits or claims or in negotiating this Agreement, except for awards associated with whistleblower complaints.
2.
Employee affirms and warrants that he or she has no workplace injuries or occupational diseases. If any portion of this Agreement is held by a Court to be unenforceable, then the remainder of this Agreement shall remain in full force and effect.

3. In addition to the payments and benefits specified in Section 13.D of the Employment Agreement: (a) Employee will be deemed vested in 40% of the Long Term Incentive Plan (“LTIP”) Units granted to him upon termination of his Employment Agreement pursuant to the terms of the LTIP Unit Award Agreement, made under the Red Fiber Holdings, LLC Long- Term Incentive Plan, provided that, in the event the Red Fiber Holdings, LLC Long-Term Incentive Plan is subsequently amended or superseded, Employee’s vested LTIP Units will

Exhibit 10.38

be carried over to such amended or superseded plan, consistent with other grantees; (b) Employee will receive a lump sum payment of $292,808 (less applicable withholdings) in lieu of his salary for the period April 1, 2023 through December 31, 2023; and (c) subject to Section 13.D(ii) of the Employment Agreement, Employee will receive a lump sum payment of $42,768 (less applicable withholdings), representing the Company’s portion of the cost of 27 months of his medical, dental and vision coverage elections at the rates in effect for 2023.

4. The Company does not, by entering into this Release or otherwise, admit any violation of Title VII, common law, the Ohio Revised Code, contract law, any other statute or law or any of Employee’s rights.

5. Employee acknowledges that he or she continues to be bound by the provisions of the Employment Agreement to the extent such provisions apply to periods following termination of the Employment Agreement pursuant to Section 13.D thereof.

6. Employee acknowledges that the Company has provided a reasonable period of at least twenty-one (21) days to consider this Release. Employee hereby agrees that the above-referenced review period shall not be extended or affected by any material or non-material corrections or amendments to the Release initially presented to Employee by the Company. This Release must be signed and returned not later than 5:00 PM on Friday, April 28, 2023 to Mary Talbot, Chief Legal Officer, 221 E. 4th Street, Cincinnati, OH 45202 (mary.talbot@altafiber.com). To be valid, this Release must be signed and returned as stated herein. By law, Employee may revoke this Release within seven (7) days after signing it by providing written notice of revocation to Ms. Talbot at the address specified in this paragraph. Pursuant to Section 13.F of the Employment Agreement, revocation of this Release relieves the Company of the obligation to pay any amount (other than Base Salary accrued through the

Exhibit 10.38

separation-effective date specified in paragraph 1 and any Bonus earned for the year preceding the year in which such separation-effective date occurs), otherwise payable to Employee under Section 13 of said Employment Agreement.

7. EMPLOYEE, BY SIGNING THIS RELEASE, UNDERSTANDS THAT HE OR SHE WILL SEPARATE FROM EMPLOYMENT EFFECTIVE ON THE DATE SPECIFIED IN PARAGRAPH ONE, HAS WAIVED ALL CLAIMS AGAINST THE COMPANY AND ITS EMPLOYEES OR OTHER AGENTS, INCLUDING ALL CLAIMS TO REINSTATEMENT, LOST WAGES, BENEFITS OR PAYMENT OF ATTORNEYS' FEES OR OTHER DAMAGES, AND CERTIFIES THAT EMPLOYEE ENTERS INTO THIS RELEASE KNOWINGLY, VOLUNTARILY AND AFTER HAVING THE OPPORTUNITY AND BEING ADVISED TO CONSULT WITH AN ATTORNEY AND TO REVIEW THIS DOCUMENT IN ITS ENTIRETY. EMPLOYEE STATES AND ADMITS THAT IN EXECUTING THIS RELEASE EMPLOYEE DOES NOT RELY, AND HAS

NOT RELIED, UPON ANY OTHER REPRESENTATION OR STATEMENT MADE BY THE

COMPANY OR BY ANY OF ITS AGENTS, REPRESENTATIVES, OR ATTORNEYS WITH

Exhibit 10.38

REGARD TO THIS RELEASE.

/s/ Christopher J. Wilson	Date:	March 27, 2023
Christopher J. Wilson		(Release Date)

Cincinnati Bell Inc. d/b/a altafiber

/s/ Mary E. Talbott	Date:	March 27, 2023
Mary E. Talbott
Title: Chief Legal Officer